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                                                                      Exhibit 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement Form S-8, No. 33-60845, of Wilshire Oil Company of Texas our report dated March 25, 2003 with respect to the consolidated financial statements and schedule of Wilshire Oil Company of Texas as of December 31, 2002 and for the year then ended included in the Annual Report (Form 10-K for the year ended December 31, 2002.

                                               /S/ ERNST & YOUNG LLP
                                               -----------------------
                                               ERNST & YOUNG LLP



New York, New York
March 28, 2003